Exhibit 24.1

POWER OF ATTORNEY

Each undersigned officer and/or director of Sprint Corporation, a Delaware corporation (the “Registrant”), does hereby make, constitute and appoint each of Marcelo Claure, Tarek A. Robbiati, Jorge Gracia and Stefan K. Schnopp as true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-3 relating to the registration of the Registrant’s common stock, preferred stock, preferred stock represented by depositary shares, debt securities, warrants, purchase contracts, subsidiary guarantees of debt securities, units and subscription rights, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any such substitutes.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 1st day of November, 2017.

Signature	Title

/s/ Marcelo Claure	Chief Executive Officer, President and Director
Marcelo Claure	(Principal Executive Officer)

/s/ Tarek A. Robbiati	Chief Financial Officer
Tarek A. Robbiati	(Principal Financial Officer)

/s/ Paul W. Schieber, Jr.	Vice President and Controller
Paul W. Schieber, Jr.	(Principal Accounting Officer)

/s/ Masayoshi Son	Director, Chairman
Masayoshi Son

/s/ Ronald D. Fisher	Director, Vice Chairman
Ronald D. Fisher

/s/ Gordon M. Bethune	Director
Gordon M. Bethune

/s/ Patrick T. Doyle	Director
Patrick T. Doyle

/s/ Julius Genachowski	Director
Julius Genachowski

/s/ Admiral Michael G. Mullen	Director
Admiral Michael G. Mullen

/s/ Sara Martinez Tucker	Director
Sara Martinez Tucker